Exhibit 10.3

Wolfspeed, Inc.

Subscription Agreement

March 19, 2026

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(t)	Settlement Instructions	10
(u)	Wall-Cross Matters	11
(v)	No Reliance on the Financial Advisors Group; Related Matters	11
(w)	CFIUS	11
Section 6.	Conditions to Obligations of the Parties	11
(a)	Conditions to the Company’s Obligations	11
(b)	Conditions to the Investor’s Obligations	12
Section 7.	The Release Time	12
Section 8.	Tax Matters	12
Section 9.	Miscellaneous	12
(a)	Waiver; Amendment	12
(b)	Assignability	13
(c)	Further Instruments and Acts	13
(d)	Waiver of Jury Trial	13
(e)	Governing Law	13
(f)	Section and Other Headings	13
(g)	Counterparts	13
(h)	Notices	13
(i)	Binding Effect	13
(j)	Notification of Changes	13
(k)	Severability	13
(l)	Entire Agreement	14
(m)	Reliance by the Financial Advisors Group; Third Party Beneficiaries	14

Exhibits

Exhibit A-1: List of Subscribers	A-1-1

Exhibit A-2: Subscriber Information	A-2-1

Exhibit B: Delivery Instructions	B-1

Exhibit C: Form of Indenture	C-1

Exhibit D: Form of 1L Supplemental Indenture	D-1

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SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of March 19, 2026, between Wolfspeed, Inc., a Delaware corporation (the “Company”), Wolfspeed Texas LLC, a Texas limited liability company, as guarantor (the “Guarantor”) and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A-1 hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is subscribing and purchasing Notes in the Subscription (each, as defined below) on its own behalf, a “Subscriber”). If there is only one Account or Subscriber, then each reference thereto in this Agreement will be deemed to refer to such Account or Subscriber, as applicable, in the singular, mutatis mutandis.

WHEREAS, each Subscriber desires to purchase from the Company, Notes in the amounts and on the terms set forth in this Agreement.

THEREFORE, the Company, the Guarantor, the Investor and each subscribing Investor agree as follows.

Section 1. DEFINITIONS.

“1L Notes Indenture” means that certain Indenture, dated as of September 29, 2025, by and among the Company, the Subsidiary Guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, governing the Company’s Senior Secured Notes due 2030 issued thereunder.

“1L Supplemental Indenture” means the First Supplemental Indenture to the 1L Notes Indenture, dated on or about the Closing Date, among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, which 1L Supplemental Indenture is substantially in the form set forth as Exhibit D hereto.

“Account” has the meaning set forth in the first paragraph of this Agreement.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.00125 par value per share, of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Concurrent Equity Placement” has the meaning set forth in Section 5(u).

“Conversion Shares” has the meaning set forth in Section 4(h).

“Covered SEC Filings” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement or the Closing Date, as applicable, together in each case with any documents incorporated by reference therein or exhibits thereto.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Advisors Group” means Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, William Blair & Company L.L.C., and J. Wood Capital Advisors LLC.

“Guarantee” means the guarantee of the New Notes by the Guarantor, as set forth in the New Notes Indenture.

“Guarantor” has the meaning set forth in the first paragraph of this Agreement.

“Indenture” means an Indenture, to be dated as of the Closing Date, between the Company, the Guarantor and the Trustee, which Indenture is substantially in the form set forth as Exhibit C hereto.

“IRS” means the Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Liens” means any mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims.

“Notes” means the Company’s 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 to be issued pursuant to the Indenture.

“Notes DWAC Deposit” has the meaning set forth in Section 3(b)(ii)(2).

“Purchase Price” means, with respect to the Notes of any Subscriber to be purchased in the Subscription, cash in an amount equal to 100% of the principal amount of such Notes, as indicated on Exhibit A-1 hereto.

“Release Time” has the meaning set forth in Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscriber” has the meaning set forth in the first paragraph of this Agreement.

“Subscription” has the meaning set forth in Section 3(a).

“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent under the Indenture.

Section 2. RULES OF CONSTRUCTION. For purposes of this Agreement:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g) the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3. THE SUBSCRIPTION.

(a) Generally. Subject to the other terms of this Agreement, each of the Investor and each other Subscriber, if any, agrees to subscribe for and purchase for cash from the Company, the aggregate principal amount of Notes, as set forth in Exhibit A-1 hereto (the “Subscription”).

(b) The Closing.

(i) Closing Date and Location. The closing of the issuance and sale of the Notes (the “Closing”) will take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, at 10:00 a.m., New York City time, on the later of (1) March 26, 2026; (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”).

(ii) Delivery of Purchase Price and Notes.

(1) Purchase Price. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor on behalf of itself and/or each Subscriber will pay to the Company, by wire transfer to the account in the United States of the Company (or an account in the United States designated by the Company) provided in writing by the Company, a cash amount equal to the Purchase Price as indicated on Exhibit A-1 hereto.

(2) Notes DWAC Deposit. DTC will act as securities depositary for the Notes. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct an eligible DTC participant to submit, separately for each Subscriber, a DWAC deposit instruction (the “Notes DWAC Deposit”) to the Trustee, for the aggregate principal amount of Notes that such Subscriber is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.

(3) Issuance and Delivery of Notes. The Notes will not be delivered before the Purchase Price therefor is received in accordance with Section 3(b)(ii)(1). On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, and the prior receipt of a valid Notes DWAC Deposit conforming with the aggregate principal amount of Notes to be issued to such Subscriber in the Subscription, the Company will execute such Notes, and direct the Trustee to authenticate and, by acceptance of the Notes DWAC Deposit, deliver, such Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the Trustee), in each case to the DTC account specified on Exhibit A-2 to this Agreement.

(4) Acknowledgment of DWAC Posting Expiration; Delivery Instructions. Each of the Investor and each other Subscriber, if any, acknowledges that the Notes DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date. For the convenience of each Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the issuance of the Notes through DTC.

(5) Other Subscriptions. Each of the Investor and each other Subscriber, if any, acknowledges that other investors are participating in similar subscriptions, each of which contemplates a Notes DWAC Deposit. The Company intends to complete the Notes DWAC Deposit concurrently for all investors who have submitted valid Notes DWAC Deposits by the deadline set forth above. In the event that the Investor complies with the deadline set forth above for the payment of the Purchase Price, the Company will use its commercially reasonable efforts to ensure that the Notes are delivered to the Investor pursuant to the Notes DWAC Deposit on the Closing Date. However, in the event that such Notes are not delivered on the Closing Date, the Company will use its commercially reasonable efforts to ensure that the same will be delivered on the business day immediately following the Closing Date or as soon as reasonably practicable thereafter.

(6) Delay of Closing. If (A) the Trustee is unable to locate the Notes DWAC Deposit or (B) such Notes DWAC Deposit does not conform to the Notes to be issued in the Subscription, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A) or (B) of the preceding sentence, the Notes are not delivered on the Closing Date, then such Notes will be delivered on the first business day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A) or (B) of the first sentence of this paragraph have been cured.

(iii) Questions as to Form. All questions as to the form of all documents will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE GUARANTOR. Each of the Company and the Guarantor represents and warrants to the Subscribers and Financial Advisors Group and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company and the Guarantor have full power and authority to consummate the Subscription and to execute and deliver, and perform its obligations under, this Agreement, the Indenture and the Notes.

(b) Delivery Free of Liens. Upon the Company’s delivery of the Notes to any Subscriber pursuant to the Subscription, such Notes will be free and clear of all Liens created by the Company.

(c) Listing of Common Stock. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Conversion Shares. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the New York Stock Exchange for so long as the Common Stock is then so listed.

(d) Securities Act Matters. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Subscribers, the issuance of the Notes in connection with the Subscription pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(e) Enforceability of Notes. Each Note to be issued pursuant to this Agreement has been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and this Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture.

(f) Enforceability of New Note Guarantees. The Guarantees of the Guarantor have been duly authorized by the Guarantor and, when the New Notes are issued, authenticated and delivered against payment therefor in the manner provided for in the New Notes Indenture and this Agreement, and the Guarantees are issued and delivered in the manner provided for in the New Notes Indenture and this Agreement, such Guarantees will be validly issued, and will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity..

(g) Enforceability of Indenture. The Indenture has been duly authorized by each of the Company and the Guarantor, and, when executed and delivered by the Company and the Guarantor, and duly authorized, executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(h) Common Stock Issuable Upon Conversion of Notes. Subject to the terms of the Indenture, the Notes will be convertible into shares of Common Stock, cash or a combination of shares of Common Stock and cash, at the Company’s election. The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the Notes equal to the initial maximum number of such shares issuable upon conversion (assuming “Physical Settlement” of the Notes upon conversion and the maximum number of “Additional Shares” are added to the “Conversion Rate” in connection with any “Make-Whole Event” (each as defined in the Indenture) applies) (the “Conversion Shares”), and, when such Conversion Shares are issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

(i) Trust Indenture Act. Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Subscribers, it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Subscription.

(j) Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, will not (i) contravene any law, rule or regulation binding on the Company or any of its subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of the foregoing is bound (it being understood by all parties hereto that, with respect to the 1L Notes Indenture, after giving effect to that certain 1L Supplemental Indenture); or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Indenture and the Notes.

(k) No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes, and the consummation of the transactions contemplated by this Agreement, the Indenture and the Notes, except such as have been obtained or made (or will, at the Closing, have been obtained or made) and except for any filings as may be required under the Exchange Act.

(l) Authorization, Execution and Delivery of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(n) Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o) Bring-Down of Representations and Warranties. Unless the Company or the Guarantor notifies the Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company and the Guarantor contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR AND THE SUBSCRIBERS. The Investor, for itself and on behalf of each Subscriber, represents and warrants to the Company, the Financial Advisors Group and the Guarantor and covenants that:

(a) Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Agreement. The Investor, for itself and on behalf of each Subscriber, (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to purchase the Notes pursuant to, and to enter into, this Agreement and perform all obligations required to be performed by the Investor or such Subscriber under this Agreement; and (ii) has duly authorized, executed and delivered this Agreement.

(b) Power to Perform Obligations and Bind Accounts; Survival of Authority. If the Investor is acquiring any of the Notes as a fiduciary or agent for one or more accounts (including any Accounts that are Subscribers), then the Investor represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Subscription; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such Account; and (iii) contractual authority with respect to each such Account. All authority conferred in this Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(c) Securities Act Matters. Neither the Investor nor any other Subscriber is, as of the date of this Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act). The Investor and each Subscriber understands and accepts that the Notes to be acquired in the Subscription will be issued with a “restricted” CUSIP number and will bear the “Restrictive Notes Legend” as set forth in the Indenture.

(d) Non-Contravention. The Subscription and the other transactions contemplated hereby to be performed by the Investor or any Subscriber will not (i) contravene any law, rule or regulation binding on the Investor or such Subscriber or any investment guideline or restriction applicable to the Investor or such Subscriber; or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Subscriber or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Subscriber is a party or by which it is bound.

(e) Jurisdiction of Residence. The Investor and each Subscriber is a resident of the jurisdiction set forth on Exhibit A-2 attached to this Agreement.

(f) Compliance with Certain Laws; No Consents. The Investor and each Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Subscribers acquires any Notes pursuant to the Subscription and will obtain any consent, approval or permission required for any such acquisition under the laws and regulations of any jurisdiction to which the Investor or any of the Subscribers is subject or in which the Investor or any Subscriber acquires any Notes pursuant to the Subscription.

(g) Acknowledgement of Risks; Investment Sophistication. The Investor and each Subscriber understands and accepts that the Notes to be acquired in the Subscription involve risks. Each of the Investor and the Subscribers has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Subscription and an investment in the Notes. With the assistance of each Subscriber’s own professional advisors, to the extent that the Subscriber has deemed appropriate, each Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of the Subscription and this Agreement. Each Subscriber has considered the suitability of the Notes as an investment in light of its own circumstances and financial condition, and each of the Investor and the Subscriber is able to bear the risks associated with an investment in the Notes.

(h) No View to Distribution; No Registration. Each Subscriber is acquiring the Notes solely for such Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of the Securities Act. Each of the Investor and the Subscribers understands that the offer and sale of the Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Subscribers and the accuracy of the other representations made by the Investor, for itself and on behalf of each Subscriber, in this Agreement. Each of the Investor and the Subscribers understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Subscription meets the requirements for such exemptions.

(i) Information Provided. The Investor and each Subscriber acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Subscription other than as contained in this Agreement, the Company’s information available on the SEC’s EDGAR system. Neither the Company nor the Financial Advisors Group take any responsibility for, nor provides any assurance as to the reliability of, any other information that others may provide to the Investor or any Subscriber.

(j) No Investment, Tax or Other Advice. The Investor confirms that it and each Subscriber is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, the Financial Advisors Group or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to participate in the Subscription. The Investor confirms that it and each Subscriber has read the Indenture and has not relied on any statement (written or oral) of the Company, the Financial Advisors Group or any of their respective affiliates or agents as to the terms of the Notes. Neither the Company, the Financial Advisors Group nor any of their respective affiliates or agents is acting or has acted as an advisor or fiduciary to the Investor or any Subscriber in deciding whether to participate in the Subscription.

(k) Investment Decision Matters. The Investor confirms that none of the Company, the Financial Advisors Group or any of their respective affiliates, agents, control persons, officers, directors or employees have (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes; or (ii) made any representation to the Investor or any Subscriber regarding the legality of an investment in the Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Subscription, each of the Investor and the Subscribers is not relying on the advice or recommendations of the Company or the Financial Advisors Group, or their respective affiliates, agents, control persons, officers, directors or employees and has made its own independent decision that the terms of the Subscription and the investment in the Notes are suitable and appropriate for it.

(l) Due Diligence. Each of the Investor and the Subscribers is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the Notes. Each of the Investor and the Subscribers has had access to and reviewed the Company’s information available on the SEC’s EDGAR system and such other information concerning the Company and the Notes as it deems necessary to enable it to make an informed investment decision concerning the Subscription. Each of the Investor and the Subscribers has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Subscription.

(m) No Regulatory Agency Recommendation or Approval. Each of the Investor and the Subscribers understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Subscription and this Agreement.

(n) Qualified Institutional Buyer Status. Each Subscriber and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each of the Investor and the Subscribers agrees to furnish any additional information reasonably requested by the Company or any of its affiliates or agents to assure compliance with applicable U.S. federal and state securities laws in connection with the Subscription.

(o) Mutual Negotiation. The Investor acknowledges that the terms of the Subscription have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Subscription. The Investor had a sufficient amount of time to consider whether to participate in the Subscription, and neither the Company nor the Financial Advisors Group, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Subscription.

(p) Financial Adviser Fee. The Investor acknowledges that it and each Subscriber understands that the Company intends to pay the Financial Advisors Group a fee in respect of the Subscription.

(q) Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Subscriber, any additional documents that the Company or the Trustee may reasonably request to complete the Subscription.

(r) Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Subscriber, contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(s) New York Stock Exchange Matters. Neither the Investor nor any Subscriber has an ownership interest equal to or greater than either 5% of the number of shares of Common Stock of the Company or 5% of the voting power outstanding of the Company, in each case, before the initial issuance of the securities issued in the Subscription.

(t) Settlement Instructions. No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A-2 attached to this Agreement for each of the Subscriber.

(u) Wall-Cross Matters. The Investor acknowledges and agrees that it and each Subscriber has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Financial Advisors Group with respect to the transactions contemplated by this Agreement until after the Release Time. Solely for purposes of this Section 5(u), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(u) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor. The Investor hereby acknowledges the Company’s concurrent private placements of (i) 3,250,030 shares of Common Stock and pre-funded warrants to purchase up to 2,000,000 shares of Common Stock (the “Concurrent Equity Placement”) and (ii) the Notes.

(v) No Reliance on the Financial Advisors Group; Related Matters. The Investor acknowledges and agrees that the Financial Advisors Group is acting solely in its capacity as agent or advisor to the Company with respect to the Subscription pursuant to this Agreement and have not acted as an underwriter or as a financial advisor, tax advisor or fiduciary to the Investor or any Subscriber and that the Financial Advisors Group and their respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Subscriber, express or implied, with respect to the Company, the Notes or the Purchase Price or the accuracy, completeness or adequacy of the information provided to the Investor or any Subscriber or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, each Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, resulting from the use of the information contained therein or otherwise supplied to the Investor or any Subscriber, the negotiation of this Agreement, the transactions contemplated hereby, or for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the Subscription.

(w) CFIUS. Such Investor is not a “foreign person,” as defined at 31 C.F.R. § 800.224.

Section 6. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

(a) Conditions to the Company’s Obligations. The obligation of the Company to deliver the Notes to the Investor and/or Subscribers is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor, for itself and on behalf of the Subscribers, in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) all covenants of the Investor or any Subscriber in Section 5 to be performed at or before the Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(ii)(3) and the receipt by the Company of a valid Notes DWAC Deposit, conforming to the requirements set forth in this Agreement.

(b) Conditions to the Investor’s Obligations. The obligation of the Investor, on behalf of the Subscribers, to deliver (or cause to be delivered) the Purchase Price is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed.

Section 7. THE RELEASE TIME. (a) As of the date of this Agreement, the Company is not aware of, and has not provided to the Investor or the Financial Advisors Group any material non-public information regarding the Company or its securities, other than any material non-public information relating to the Subscription and the Concurrent Equity Placement; and (b) the Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), the Subscription contemplated by this Agreement and similar subscription agreements and the Concurrent Equity Placement in a press release or Current Report on Form 8-K. The Company acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to the Investor or any Subscriber in connection with the Subscription or the Concurrent Equity Placement will constitute material non-public information.

Section 8. TAX MATTERS. The Investor acknowledges that, if a Subscriber is a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9. The Investor further acknowledges that, if a Subscriber is not a United States person for U.S. federal income tax purposes, then the Company or any other applicable withholding agent must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Subscriber’s foreign status and certain other information as may be reasonably necessary to eliminate any withholding or deduction, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Subscriber may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Subscriber unless such Subscriber properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 9. MISCELLANEOUS.

(a) Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company or the Guarantor, on the one hand, or the Investor or any Subscriber, on the other hand, without the prior written consent of the other party.

(c) Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(d) Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, THE INVESTOR AND THE SUBSCRIBERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(h) Notices. All notices and other communications to the Company or the Guarantor provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company or the Guarantor, Wolfspeed, Inc., 4600 Silicon Drive, Durham, North Carolina 27703, Attention: General Counsel; and (ii) if to the Investor or any Subscriber, the address provided on Exhibit A-2 hereto.

(i) Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and the Subscribers and their respective heirs, legal representatives, successors and permitted assigns.

(j) Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Subscriber, contained in this Agreement to be false or incorrect.

(k) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l) Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m) Reliance by the Financial Advisors Group; Third Party Beneficiaries. The Financial Advisors Group, each acting as financial advisors to the Company, may rely on each representation and warranty of the Company, the Guarantor and of the Investor, made on behalf of itself and each Subscriber, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Financial Advisors Group. Each member of the Financial Advisors Group will be a third-party beneficiary of this Agreement to the extent provided in this Section 9(m).

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

[Signature Page to Subscription Agreement]

WOLFSPEED, INC.

By:
Name:
Title:

WOLFSPEED TEXAS LLC

By:
Name:
Title:

[Signature Page to Subscription Agreement]

EXHIBIT A-1

List of Subscribers

Subscriber Name	Principal Amount of Notes		Purchase Price
	(must be an integral multiple of $1,000)		(to equal 100% of the principal amount of such Notes)
	$ [__	]	$ [__	]

A-1-1

EXHIBIT A-2

Subscriber Information

A-2-1

EXHIBIT B

Delivery Instructions

B-1

EXHIBIT C

Form of Indenture

C-1

EXHIBIT D

Form of Supplemental Indenture

D-1